Exhibit 23.2

                                  CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our report, dated January 17, 1997, relating to the consolidated financial statements of First Clayton Bancshares, Inc. and subsidiary, contained in the annual report on Form 10-KSB for the year ended December 31, 1996, and to the reference of our Firm under the caption "Experts" in the Proxy Statement/Prospectus.


                    /s/ Mauldin & Jenkins, LLC

                    MAULDIN & JENKINS, LLC


Atlanta, Georgia
July 24, 1997